UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Unicycive Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

June 12, 2023

Dear Series A-1 Preferred Stockholder,

As a shareholder in Unicycive Therapeutics, we invite you to attend our annual meeting of shareholders to be held June 26, 2023, at 9:00 a.m. Pacific Daylight Time, at our offices located at 4300 El Camino Real, Suite 210, Los Altos, CA 94022.

At the annual meeting, shareholders will be asked to elect four members to our Board of Directors, ratify the appointment of our auditor for the coming year, approve the Reverse Stock Split Proposal, and approve the amendment and restatement of the 2021 Omnibus Equity Incentive Plan. The below website contains the proxy materials including the Proxy Statement, Form 10-K and Proxy Card.

Proxy materials link: https://annualgeneralmeetings.com/uncy2023

We encourage you to vote electronically using the below link and Control ID:

Voting portal link: https://ipst.pacificstocktransfer.com/pxlogin

Control ID:

In the meantime, if you have any questions regarding the Annual Meeting or on any other matter, please reach out to me at 650-823-1767.

Thank you for being a shareholder.

Sincerely,

John Townsend

CFO